Exhibit 99.1

For Immediate Release
April 28, 2017

PNM Resources Reports First Quarter Results, Affirms 2017 Earnings Guidance
Brief Extension Requested to Finalize PNM General Rate Case Settlement Agreement
Conference call set for 11 a.m. Eastern today

PNM Resources (In millions, except EPS)

	Q1 2017	Q1 2016
GAAP net earnings	$22.9	$10.5
GAAP diluted EPS	$0.29	$0.13
Ongoing net earnings	$22.1	$10.8
Ongoing diluted EPS	$0.28	$0.13

(ALBUQUERQUE, N.M.) – PNM Resources (NYSE: PNM) today released the company’s 2017 first quarter earnings results and affirmed its 2017 consolidated ongoing earnings guidance of $1.77 to $1.87 per diluted share. Additionally, Public Service Co. of New Mexico (PNM), a wholly owned subsidiary of PNM Resources, has reached an agreement on the parameters of a settlement in its general rate case. The majority of the parties to the rate case requested an extension of the period to file a settlement agreement to May 5, 2017 with the New Mexico Public Regulation Commission. The eight-day extension would allow the parties time to finalize an agreement and obtain their appropriate approvals in order to sign the settlement.

“This agreement shows a sincere effort by the signatories to work together, ensuring that customers continue to receive affordable, reliable and environmentally responsible power,” said Pat Vincent-Collawn, PNM Resources’ chairman, president and CEO. “I appreciate the willingness of the parties to work together to achieve an agreement early in the rate case process.”

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PNM Resources Reports Q1 Earnings            4-28-17                         p. 2 of 4

SEGMENT REPORTING OF 2017 FIRST QUARTER EARNINGS
PNM – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.
PNM (In millions, except EPS)

	Q1 2017	Q1 2016
GAAP net earnings	$16.5	$4.1
GAAP diluted EPS	$0.21	$0.05
Ongoing net earnings	$15.6	$4.1
Ongoing diluted EPS	$0.20	$0.05

•
PNM’s 2017 GAAP and ongoing earnings included the implementation of new retail rates, lower outage costs and cost savings from restructuring efforts. These were partially offset by milder weather, a reduction in the FERC generation Navopache contract and increased depreciation expense from new investments.

TNMP – an electric transmission and distribution utility in Texas.

TNMP (In millions, except EPS)

	Q1 2017	Q1 2016
GAAP net earnings	$7.6	$7.5
GAAP diluted EPS	$0.09	$0.09
Ongoing net earnings	$7.6	$7.5
Ongoing diluted EPS	$0.09	$0.09

•
TNMP’s 2017 GAAP and ongoing earnings benefited from load growth and transmission rate relief, offset by milder weather and higher depreciation and property tax expenses resulting from additional capital investments.

Corporate and Other – a segment that reflects the PNM Resources holding company and other subsidiaries.

Corporate and Other (In millions, except EPS)

	Q1 2017	Q1 2016
GAAP net earnings (loss)	$(1.3)	$(1.1)
GAAP diluted EPS	$(0.01)	$(0.01)
Ongoing net earnings (loss)	$(1.2)	$(0.8)
Ongoing diluted EPS	$(0.01)	$(0.01)

Financial materials are available at http://www.pnmresources.com/investors/results.cfm.

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PNM Resources Reports Q1 Earnings            4-28-17                        p. 3 of 4

FIRST QUARTER CONFERENCE CALL: 11 AM EASTERN FRIDAY, APRIL 28
PNM Resources will discuss first quarter results during a live conference call and webcast on Friday, April 28th at 11 a.m. Eastern. Speaking on the call will be Pat Vincent-Collawn, PNM Resources chairman, president and CEO, and Chuck Eldred, PNM Resources executive vice president and CFO.

A live webcast of the call will be archived at http://www.pnmresources.com/investors/events.cfm.
Listeners are encouraged to visit the website at least 30 minutes before the event to register, download and install any necessary audio software.

Investors and analysts can participate in the live conference call by pre-registering using the following link to receive a special dial-in number and PIN: http://dpregister.com/10103121. Telephone participants who are unable to pre-register may participate in the live conference call by dialing (877) 276-8648 or (412) 317-5474 fifteen minutes prior to the event and referencing “the PNM Resources first quarter conference call.” Supporting material for PNM Resources’ earnings announcements can be viewed and downloaded at http://www.pnmresources.com/investors/results.cfm.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2016 consolidated operating revenues of $1.4 billion. Through its regulated utilities, PNM and TNMP, PNM Resources has approximately 2,791 megawatts of generation capacity and provides electricity to more than 767,000 homes and businesses in New Mexico and Texas. For more information, visit the company's website at www.PNMResources.com.

CONTACTS:
Analysts                        Media
Jimmie Blotter                        Pahl Shipley
(505) 241-2227                    (505) 241-2782

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release that relate to future events or PNM Resources, Inc.’s (“PNMR”), Public Service Company of New Mexico’s (“PNM”), or Texas-New Mexico Power Company’s (“TNMP”) (collectively, the “Company”) expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

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PNM Resources Reports Q1 Earnings            4-28-17                        p. 4 of 4

Non-GAAP Financial Measures
GAAP refers to generally accepted accounting principles in the U.S. Ongoing earnings is a non-GAAP financial measure that excludes the impact of net unrealized mark-to-market gains and losses on economic hedges, the net change in unrealized impairments on available-for-sale securities, and certain non-recurring, infrequent, and other items that are not indicative of fundamental changes in the earnings capacity of the Company's operations. The Company uses ongoing earnings and ongoing earnings per diluted share (or ongoing diluted earnings per share) to evaluate the operations of the Company and to establish goals, including those used for certain aspects of incentive compensation, for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with GAAP. The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Since the future differences between GAAP and ongoing earnings are frequently outside the control of the Company, management is generally not able to estimate the impact of the reconciling items between forecasted GAAP net earnings and ongoing earnings guidance, nor their probable impact on GAAP net earnings, therefore, management is generally not able to provide a corresponding GAAP equivalent for ongoing earnings guidance. Reconciliations between GAAP and ongoing earnings are contained in schedules 1-2.

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PNM Resources, Inc. and Subsidiaries
Schedule 1
Reconciliation of GAAP to Ongoing Earnings
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(in thousands)
Three Months Ended March 31, 2017
GAAP Net Earnings (Loss) Attributable to PNMR	$16,526	$7,604	$(1,268)	$22,862
Adjusting items before income tax effects
Mark-to-market impact of economic hedges[1]	(1,345)	—	—	(1,345)
Net change in unrealized impairments of available-for-sale securities[2]	(1,101)	—	—	(1,101)
Pension expense related to previously disposed of gas distribution business[3]	961	—	—	961
Total adjustments before income tax effects	(1,485)	—	—	(1,485)
Income (taxes) on above adjustments*	576	—	—	576
New Mexico corporate income tax rate change	22	—	83	105
Total income tax impacts	598	—	83	681
Adjusting items, net of income taxes	(887)	—	83	(804)
Ongoing Earnings (Loss)	$15,639	$7,604	$(1,185)	$22,058

Three Months Ended March 31, 2016
GAAP Net Earnings (Loss) Attributable to PNMR	$4,142	$7,456	$(1,052)	$10,546
Adjusting items before income tax effects
Mark-to-market impact of economic hedges[4]	(1,435)	—	—	(1,435)
Net change in unrealized impairments of available-for-sale securities[2]	(1,617)	—	—	(1,617)
Regulatory disallowances and restructuring costs[5]	774	—	585	1,359
Pension expense related to previously disposed of gas distribution business[3]	925	—	—	925
Total adjustments before income tax effects	(1,353)	—	585	(768)
Income (taxes) on above adjustments#	528		(228)	300
New Mexico corporate income tax rate change	804		(92)	712
Total income tax impacts	1,332	—	(320)	1,012
Adjusting items, net of income taxes	(21)	—	265	244
Ongoing Earnings (Loss)	$4,121	$7,456	$(787)	$10,790

*2017 income tax effects calculated using tax rates of 35.00% for TNMP and 38.80% for other segments.
#2016 income tax effects calculated using tax rates of 35.00% for TNMP and 39.02% for other segments.

The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Condensed Consolidated Statement of Earnings as follows:
[1]Increases in "Electric Operating Revenues" and "Cost of energy" of $1,462 and $117 in the three months ended March 31, 2017
[2]Increases in "Gains on available-for-sale securities"

[3]Increases in "Administrative and general"
[4]Increase in "Electric Operating Revenues" of $1,364 and reduction in "Cost of energy" of $71 in the three months ended March 31, 2016
[5]Increases in "Regulatory disallowances and restructuring costs" (PNM) and "Other (deductions)" (Corporate and Other)

PNM Resources, Inc. and Subsidiaries
Schedule 2
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(per diluted share)
Three Months Ended March 31, 2017
GAAP Net Earnings (Loss) Attributable to PNMR	$0.21	$0.09	$(0.01)	$0.29
Adjusting items, net of income tax effects
Mark-to-market impact of economic hedges	(0.01)	—	—	(0.01)
Net change in unrealized impairments of available-for-sale securities	(0.01)	—	—	(0.01)
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
New Mexico corporate income tax rate change	—	—	—	—
Total Adjustments	(0.01)	—	—	(0.01)
Ongoing Earnings (Loss)	$0.20	$0.09	$(0.01)	$0.28
Average Diluted Shares Outstanding: 80,111,994

Three Months Ended March 31, 2016
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.05	$0.09	$(0.01)	$0.13
Adjusting items, net of income tax effects
Mark-to-market impact of economic hedges	(0.01)	—	—	(0.01)
Net change in unrealized impairments of available-for-sale securities	(0.01)	—	—	(0.01)
Regulatory disallowances and restructuring costs	0.01	—	—	0.01
Pension expense related to previously disposed of gas distribution business	—	—	—	—
New Mexico corporate income tax rate change	0.01	—	—	0.01
Total Adjustments	—	—	—	—
Ongoing Earnings (Loss)	$0.05	$0.09	$(0.01)	$0.13
Average Diluted Shares Outstanding: 80,163,736

PNM Resources, Inc. and Subsidiaries
Schedule 3
Condensed Consolidated Statement of Earnings
(Preliminary and Unaudited)

	Three Months Ended March 31,
	2017	2016
	(In thousands, except per share amounts)
Electric Operating Revenues	$330,178	$310,961
Operating Expenses:
Cost of energy	102,804	92,369
Administrative and general	47,532	47,109
Energy production costs	31,787	42,686
Regulatory disallowances and restructuring costs	—	774
Depreciation and amortization	56,383	49,829
Transmission and distribution costs	16,477	16,594
Taxes other than income taxes	19,235	20,092
Total operating expenses	274,218	269,453
Operating income	55,960	41,508
Other Income and Deductions:
Interest income	4,881	3,622
Gains on available-for-sale securities	6,661	6,218
Other income	4,902	4,264
Other (deductions)	(3,483)	(2,999)
Net other income and deductions	12,961	11,105
Interest Charges	31,700	31,491
Earnings before Income Taxes	37,221	21,122
Income Taxes	10,775	7,157
Net Earnings	26,446	13,965
(Earnings) Attributable to Valencia Non-controlling Interest	(3,452)	(3,287)
Preferred Stock Dividend Requirements of Subsidiary	(132)	(132)
Net Earnings Attributable to PNMR	$22,862	$10,546
Net Earnings Attributable to PNMR per Common Share:
Basic	$0.29	$0.13
Diluted	$0.29	$0.13
Dividends Declared per Common Share	$0.2425	$0.2200